Exhibit 99

RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Bradley S. Vizi
Pennsauken, NJ 08109	info@rcmt.com	Executive Chairman
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. ANNOUNCES

SECOND-QUARTER RESULTS

Pennsauken, NJ – August 10, 2022 -- RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced engineering, specialty health care, and information technology services, today announced financial results for the thirteen and twenty-six weeks ended July 2, 2022.

RCM Technologies reported revenue of $74.3 million for the thirteen weeks ended July 2, 2022 (the current period), an increase of 51.9% compared to $48.9 million for the thirteen weeks ended July 3, 2021 (the comparable prior-year period). Gross profit was $21.7 million for the current period, a 76.8% increase compared to $12.3 million for the comparable prior-year period.  The Company experienced GAAP operating income of $8.2 million for the current period compared to $1.9 million for the comparable prior-year period.  The Company experienced GAAP net income of $6.0 million, or $0.57 per diluted share, for the current period compared to $1.3 million, or $0.11 per diluted share, for the comparable prior-year period. The Company experienced adjusted EBITDA of $8.4 million for the current period compared to $2.2 million for the comparable prior-year period.

RCM Technologies reported revenue of $156.3 million for the twenty-six weeks ended July 2, 2022 (the current period), an increase of 67.2% compared to $93.5 million for the twenty-six weeks ended July 3, 2021 (the comparable prior-year period). Gross profit was $45.1 million for the current period, a 95.1% increase compared to $23.1 million for the comparable prior-year period.  The Company experienced GAAP operating income of $17.2 million for the current period compared to $3.3 million for the comparable prior-year period.  The Company experienced GAAP net income of $12.5 million, or $1.18 per diluted share, for the current period compared to $2.3 million, or $0.19 per diluted share, for the comparable prior-year period. The Company experienced adjusted EBITDA of $17.7 million for the current period compared to $3.9 million for the comparable prior-year period.

Bradley Vizi, Executive Chairman of RCM Technologies, commented, “I am pleased to announce strong performance throughout the company as we continue to make progress against our long-term strategy. Each unit demonstrated strong execution and performed well in our primarily recession-resistant end markets as demonstrated by year-over-year second-quarter increases of 281% for adjusted EBITDA and 418% for diluted EPS.”

Kevin Miller, Chief Financial Officer of RCM Technologies, commented, “After considering seasonal school closures, our second quarter revenue was consistent with trends experienced in our record-setting first quarter. In addition, we generated operating cash flow of $18.3 million in the second quarter and $20.8 million year-to-date. We anticipate we will continue to see strong results for the balance of fiscal 2022, and now intend to focus on delivering robust growth in fiscal 2023.”

Conference Call

On Thursday, August 11, 2022, RCM Technologies will host a conference call to discuss these results. The call will begin at 11:30 a.m. Eastern Time. The dial-in number is (866) 403-9129.

About RCM

RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in delivering these solutions to commercial and government sectors. RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM's offices are located in major metropolitan centers throughout North America and Serbia. Additional information can be found at www.rcmt.com.

The statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995. They are subject to various risks, uncertainties, and other factors that could cause the Company’s actual results, performance, or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should,” “are confident” or similar expressions. In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, and our perceptions of historical trends, current conditions, expected future developments, and other factors we believe are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to the impact of the COVID-19 pandemic, demand for the Company’s services, expectations regarding our future revenues and other financial results, our pipeline, and potential project wins, and our expectations for growth in our business. Such statements are based on current expectations that involve several known and unknown risks, uncertainties, and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. Risk, uncertainties, and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties, and other factors described in documents filed by the Company with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Tables to Follow

RCM Technologies, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Thirteen Weeks Ended
	July 2, 2022	July 3, 2021
Revenue	$74,346	$48,933
Cost of services	52,663	36,667
Gross profit	21,683	12,266
Selling, general and administrative	13,264	10,005
Depreciation and amortization of property and equipment	225	259
Amortization of acquired intangible assets	-	9
Operating income	8,194	1,943
Other (income) expense, net	(28)	201
Income before income taxes	8,222	1,742
Income tax expense	2,208	486
Net income	$6,014	$1,256

Diluted net earnings per share data	$0.57	$0.11

	Twenty-Six Weeks Ended
	July 2, 2022	July 3, 2021
Revenue	$156,307	$93,482
Cost of services	111,204	70,366
Gross profit	45,103	23,116
Selling, general and administrative	27,411	19,184
Depreciation and amortization of property and equipment	463	525
Amortization of acquired intangible assets	-	89
Operating income	17,229	3,318
Other expense, net	24	213
Income before income taxes	17,205	3,105
Income tax expense	4,671	842
Net income	$12,534	$2,263

Diluted net earnings per share data	$1.18	$0.19

RCM Technologies, Inc.

Summary Consolidated Selected Balance Sheet Data

(In Thousands)

	July 2, 2022	January 1, 2022
	(Unaudited)
Cash and cash equivalents	$3,112	$235
Accounts receivable, net	$45,275	$48,240
Total current assets	$51,541	$51,971
Total assets	$72,425	$72,852
Total current liabilities	$33,764	$29,857
Borrowings under line of credit	$0	$14,151
Total liabilities	$36,133	$46,883
Stockholders’ equity	$36,292	$25,969

RCM Technologies, Inc.

Supplemental Operating Results on a Non-GAAP Basis

(Unaudited)

(In Thousands)

The following non-GAAP measures, which adjust for the categories of expenses described below, are non-GAAP financial measures.  Our management believes that these non-GAAP financial measures (“EBITDA” and “Adjusted EBITDA”) are useful information for investors, shareholders, and other stakeholders of our Company in gauging our results of operations on an ongoing basis and to enhance investors’ overall understanding of our current financial performance and period-to-period comparisons.  EBITDA and Adjusted EBITDA should not be considered an alternative to net income as an indicator of performance.  In addition, EBITDA and Adjusted EBITDA do not take into account changes in certain assets and liabilities and interest and income taxes that can affect cash flows.  We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read-only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The following unaudited table presents the Company’s GAAP net income and the corresponding adjustments used to calculate EBITDA and Adjusted EBITDA for the thirteen and twenty-six weeks ended July 2, 2022 and July 3, 2021.

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 2, 2022	July 3, 2021	July 2, 2022	July 3, 2021
GAAP net income	$6,014	$1,256	$12,534	$2,263
Income tax expense	2,208	486	4,671	842
Interest expense	69	122	166	243
Change in fair value of contingent consideration	-	26	-	52
Depreciation of property and equipment	225	259	463	525
Amortization of acquired intangible assets	-	9	-	89
EBITDA (non-GAAP)	$8,516	$2,158	$17,834	$4,014

Adjustments
(Gain) loss on foreign currency transactions	(97)	53	(142)	(82)
Adjusted EBITDA (non-GAAP)	$8,419	$2,211	$17,692	$3,932

RCM Technologies, Inc.

Summary of Selected Income Statement Data

(Unaudited)

(In Thousands)

	Thirteen Weeks Ended July 2, 2022
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$20,906	$43,457	$9,983	$74,346
Cost of services	15,395	30,575	6,693	52,663
Gross profit	$5,511	$12,882	$3,290	$21,683
Gross profit margin	26.4%	29.6%	33.0%	29.2%

	Thirteen Weeks Ended July 3, 2021
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$16,934	$22,941	$9,058	$48,933
Cost of services	12,920	17,349	6,398	36,677
Gross profit	$4,014	$5,592	$2,660	$12,266
Gross profit margin	23.7%	24.4%	29.4%	25.1%

	Twenty-Six Weeks Ended July 2, 2022
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$40,804	$95,641	$19,862	$156,307
Cost of services	30,059	67,758	13,387	111,204
Gross profit	$10,745	$27,883	$6,475	$45,103
Gross profit margin	26.3%	29.2%	32.6%	28.9%

	Twenty-Six Weeks Ended July 3, 2021
	Engineering	Specialty Health Care	Information Technology	Consolidated

Revenue	$31,400	$44,077	$18,005	$93,482
Cost of services	24,180	33,448	12,738	70,366
Gross profit	$7,220	$10,629	$5,267	$23,116
Gross profit margin	23.0%	24.1%	29.3%	24.7%

RCM Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In Thousands)

	Thirteen Weeks Ended
	July 2, 2022	July 3, 2021
Net income	$6,014	$1,256
Adjustments to reconcile net income to cash used in operating activities	449	1,356
Changes in operating assets and liabilities:
Accounts receivable	13,779	8,059
Prepaid expenses and other current assets	343	1,178
Net of transit accounts receivable and payable	(731)	1,681
Accounts payable and accrued expenses	389	1,616
Accrued payroll and related costs	(2,392)	(248)
Right of use liabilities	(382)	(489)
Income taxes payable	1,111	93
Deferred revenue	(315)	913
Deposits	9	6
Total adjustments	12,260	14,165
Net cash provided by operating activities	$18,274	$15,421

Net cash used in investing activities	(223)	(123)
Net cash used in financing activities	(15,563)	(14,639)
Effect of exchange rate changes	(235)	62
Increase in cash and cash equivalents	$2,253	$721

	Twenty-Six Weeks Ended
	July 2, 2022	July 3, 2021
Net income	$12,534	$2,263
Adjustments to reconcile net income to cash used in operating activities	1,186	2,533
Changes in operating assets and liabilities:
Accounts receivable	3,565	(1,066)
Prepaid expenses and other current assets	434	1,676
Net of transit accounts receivable and payable	(210)	(121)
Accounts payable and accrued expenses	(585)	1,663
Accrued payroll and related costs	3,048	(231)
Right of use liabilities	(926)	(988)
Income taxes payable	2,935	8
Deferred revenue	(1,237)	578
Deposits	11	6
Total adjustments	8,221	4,058
Net cash provided by operating activities	$20,755	$6,321

Net cash used in investing activities	(453)	(182)
Net cash used in financing activities	(17,175)	(5,424)
Effect of exchange rate changes	(250)	(50)
Increase in cash and cash equivalents	$2,877	$665